Exhibit 99.1

September 8, 2026

DONCASTERS COMPLETES DEBT REFINANCING

ST HELIER, Jersey (BUSINESS WIRE) - DPC Holdings (NYSE: DPC) (“Doncasters”) announces the successful completion of its debt refinancing that is expected to increase liquidity and financial flexibility, reduce annual interest expenses, extend debt maturities and replace our pre-IPO financing facilities.

The refinancing includes a new $325 million unsecured senior revolving credit facility of multi-currency borrowing capability with a syndicate of six banks for three years to September 2029. The facility can be extended by an additional two years at Doncasters’ discretion and includes uncommitted accordion capacity of up to $150 million. Proceeds from our IPO, completed on June 26, 2026, and this new refinancing replaces Doncasters’ debt facilities.

David Egan, Chief Financial Officer, said:

“We are pleased to complete this refinancing, which represents an important milestone for Doncasters. The transaction simplifies our capital structure, reduces our interest commitments and is expected to provide us with enhanced financial flexibility to execute our growth strategy while maintaining a disciplined approach to capital allocation.”

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements. Many statements included in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. Forward-looking statements include, but are not limited to, statements about the impact of the debt refinancing and the ability to increase or extend the credit facility.

Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: the risk that the anticipated reductions in annual interest expenses may not be realized or may be offset by changes in interest rates or currency fluctuations; the risk that the refinancing may not provide the anticipated increase in liquidity or financial flexibility; the possibility that one or more lenders may fail to provide their commitments under the revolving credit facility; the risk that the replacement of financing facilities may result in less favorable terms, covenants, or restrictions than currently anticipated; and the possibility that the revolving credit facility may not be extended or increased as anticipated due to a failure to satisfy customary conditions or otherwise; and the other factors set forth under “Risk Factors” detailed in Doncasters’ Prospectus filed pursuant to Rule 424(b) under the Securities Act, as amended, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 26,2026, as well as other filings Doncasters makes with the Securities and Exchange Commission. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not occur.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Doncasters undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Doncasters may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on forward-looking statements. Doncasters does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Doncasters

Doncasters is a leading independent manufacturer of complex, highly engineered precision cast components and nickel- and cobalt-based superalloys primarily serving the high growth Aerospace and IGT end markets. We primarily manufacture products that operate across some of the most in-demand aeroengine and gas turbine platforms, and through decades of operations, we have developed deep engineering expertise, technical know-how, and a collaborative, customer-centric culture that provides solutions to our OEM customers’ most complex casting challenges. Doncasters operates 14 advanced manufacturing facilities across North America, Europe, the United Kingdom and Asia, serving a broad blue-chip client base worldwide and maintaining a leading position in specialist manufacturing and casting of superalloys.

Contact

Lucy Sharma

DPC Holdings Investor Relations

InvestorRelations@doncasters.com